                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ______________

                                    FORM 8-A
                                 ______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Hawaiian Electric                    Hawaii                   99-0208097
     Industries, Inc.           (State of incorporation      (I.R.S. Employer
 (Exact name of registrant         or organization)         Identification No.)
as specified in its charter)

                 900 Richards Street, Honolulu, Hawaii  96813
         (Address of principal executive offices, including zip code)

Hawaiian Electric Industries           Delaware                 52-6829385
 Capital Trust I                       (State of             (I.R.S. Employer
(Exact name of registrant          incorporation or         Identification No.)
 as specified in its                 organization)
 certificate of trust)

c/o The Bank of New York, 101 Barclay Street, 21st Floor, New York, N.Y. 10286
              Attention:  Corporate Trust Trustee Administration
         (Address of principal executive offices, including zip code)

HEI Preferred Funding, LP              Delaware                 52-2007237
(Exact name of registrant              (State of             (I.R.S. Employer
 as specified in its               incorporation or         Identification No.)
 certificate of limited              organization)
 partnership, as amended)

                          c/o Hycap Management, Inc.
            300 Delaware Avenue, Suite 1704, Wilmington, Del. 19801
         (Address of principal executive offices, including zip code)
                                 ______________

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A (c) (1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class               Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
          -------------------               ------------------------------
8.36% Trust Originated Preferred            New York Stock Exchange, Inc.
Securities of
Hawaiian Electric Industries
Capital Trust I
(and the Guarantee with respect
thereto)

8.36% Partnership Preferred Securities of   New York Stock Exchange, Inc.
HEI Preferred Funding, LP
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:
None

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby consist of (i) the 8.36% Trust Originated Preferred Securities-SM- (the "TOPrS-SM-" or "Trust Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of Hawaiian Electric Industries Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Hawaiian Electric Industries, Inc., a Hawaii corporation, in favor of the holders of the Trust Preferred Securities, and (ii) the 8.36% Partnership Preferred Securities (the "Partnership Preferred Securities"), representing the limited partner interests in HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Hawaiian Electric Industries, Inc., a Hawaii corporation, in favor of the holders of the Partnership Preferred Securities.

     For a description of the Trust Preferred Securities and related Trust Preferred Securities Guarantee, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities", "Description of the Trust Guarantees", "Supplemental Description of the Trust Preferred Securities" and "Supplemental Description of the Trust Guarantee" in the Registration Statement on Form S-3 (Registration Nos. 333-18809, 333-18809-01, 333-18809-02, 333-18809-03 and 333-18809-04) filed with the Securities and
Exchange Commission (the "Commission") on December 24, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on January 24, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities and related Partnership Preferred Securities Guarantee, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities", "Description of the Partnership Guarantee", "Supplemental Description of the Partnership Preferred Securities" and "Supplemental Description of the Partnership Guarantee" in the Registration Statement, which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and Partnership Preferred Securities and their respective Guarantees will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

2.1 Certificate of Trust dated December 19, 1996 of Hawaiian Electric Industries Capital Trust I (incorporated herein by reference to Exhibit 4(a)(i) to the Registration Statement).

2.2 Form of Amended and Restated Trust Agreement of Hawaiian Electric Industries Capital Trust I (incorporated by reference to Exhibit 4(f) to the Registration Statement).

2.3 Amended and Restated Certificate of Limited Partnership dated as of January 23, 1997 of HEI Preferred Funding, LP (incorporated by reference to Exhibit 4(c) to the Registration Statement).

2.4 Form of Amended and Restated Agreement of Limited Partnership of HEI Preferred Funding, LP (incorporated by reference to Exhibit 4(e) to the Registration Statement).

2.5 Form of Trust Preferred Securities Guarantee Agreement between Hawaiian Electric Industries, Inc. and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4(o) to the Registration Statement).

2.6 Form of Partnership Preferred Securities Guarantee Agreement between Hawaiian Electric Industries, Inc. and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4(p) to the Registration Statement).

2.7 Form of Junior Indenture between Hawaiian Electric Industries, Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4(i) to the Registration Statement).

2.8 Form of Officers' Certificate to be used in connection with the issuance by Hawaiian Electric Industries, Inc. of Junior Subordinated Debentures (incorporated by reference to Exhibit 4(l) to the Registration Statement).

2.9 Form of Affiliate Investment Instruments Guarantee Agreement between Hawaiian Electric Industries, Inc. and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4(q) to the Registration Statement).

2.10 Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.11 Form of Partnership Preferred Security (included in Exhibit 2.4 above).

2.12 Form of Junior Subordinated Debenture (included in Exhibit 2.8 above).

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                         HAWAIIAN ELECTRIC INDUSTRIES
                                         CAPITAL TRUST I

Date:  January 31, 1997                 By Hawaiian Electric Industries, Inc.,
                                         as sponsor

                                         By:   /s/  Robert F. Mougeot
                                            -----------------------------------
                                         Name:   Robert F. Mougeot
                                         Title:  Financial Vice President and
                                                  Chief Financial Officer

                                         By:    /s/ Constance H. Lau
                                            -----------------------------------
                                         Name:   Constance H. Lau
                                         Title:  Treasurer

                                         HEI PREFERRED FUNDING, LP

                                         By: HYCAP MANAGEMENT, INC.
                                         as General Partner

                                         By:    /s/ Robert F. Clarke
                                            ------------------------------------
                                         Name:  Robert F. Clarke
                                         Title: President

                                         By:    /s/ Betty Ann M. Splinter
                                            -----------------------------------
                                         Name:  Betty Ann M. Splinter
                                         Title: Secretary

                                         HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                         By:    /s/ Robert F. Mougeot
                                            -----------------------------------
                                         Name:  Robert F. Mougeot
                                         Title: Financial Vice President
                                                 & Chief Financial Officer

                                         By:    /s/ Constance H. Lau
                                            -----------------------------------
                                         Name:  Constance H. Lau
                                         Title: Treasurer